                                                                   EXHIBIT 10.53


                           TAYLOR CAPITAL GROUP, INC.
                        2002 INCENTIVE COMPENSATION PLAN

                          (As adopted on June 20, 2002)

                  1. Purpose. The Taylor Capital Group, Inc. 2002 Incentive Compensation Plan (the "Plan"), is intended to provide incentives which will attract and retain highly competent persons as officers, key employees and directors of Taylor Capital Group, Inc. ("Company") and its subsidiaries, by providing them opportunities to acquire shares of Common Stock of the Company ("Common Stock") or to receive monetary payments based on the value of such shares pursuant to the Awards described herein.

                  2. Participants. Participants will consist of such officers and employees of the Company and its subsidiaries, members of the Company's Board of Directors (the "Board"), and independent contractors providing consulting or advisory services to the Company and its subsidiaries, as the Board, in its sole discretion, determines to be significantly responsible for the success and future growth and profitability of the Company and whom the Board may designate from time to time to receive Awards under the Plan. Designation of a participant in any year shall not require the Board to designate such person to receive an Award in any other year or, once designated, to receive the same type or amount of Awards as granted to the participant or any other participant in any year. The Board shall consider such factors as it deems pertinent in selecting participants and in determining the amount, type and terms and conditions of their respective Awards.

                  3.  Administration.

                  (a) The Plan will be administered by the Board unless and until the Board delegates, or is required to delegate, administration to a Committee, as provided in Sections 3(b) or 3(c) below. The Board is authorized, subject to the provisions of the Plan, to establish such rules and regulations as it deems necessary or appropriate for the proper administration of the Plan and to make such determinations and interpretations and to take such action in connection with the Plan and any Options granted hereunder as it deems necessary or advisable. All determinations and interpretations made by the Board shall be binding and conclusive on all participants and their legal representatives. No member of the Board, and no employee of the Company shall be liable for any act or failure to act hereunder, by any other Board member or employee or by any agent to whom duties in connection with the administration of this Plan have been delegated or, except in circumstances involving his bad faith, gross negligence or fraud, for any act or failure to act by the member or employee.

                  (b) The Board may delegate all or any portion of administration of the Plan to a committee composed of not fewer than two (2) members of the Board (the "Committee"). If administration is delegated to a Committee, the Committee shall have, in connection with the administration of the Plan, the powers theretofore possessed by the Board (and references in this Plan to the Board shall thereafter be to the Committee, as applicable), subject, however, to such resolutions, not inconsistent with the provisions of the Plan, as may be adopted from time to time by the Board. The Board may terminate all or any portion of the Committee's authority under the Plan at any time and revisit in the Board all or any portion of the administration of the Plan. In addition, the Board (or the Committee to the extent Section 3(c) below is applicable) may


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                           TAYLOR CAPITAL GROUP, INC.
                        2002 INCENTIVE COMPENSATION PLAN


delegate all or any portion of the administration of the Plan to the Company's Chief Executive Officer, but only with respect to Awards to participants who are neither subject to Section 16 of the Securities Exchange Act of 1934 (the "Exchange Act"), nor are "covered employees" within the meaning of Section 162(m) of the Internal Revenue Code of 1986, as amended (the "Code").

                  (c) The Board shall be required to delegate administration of the Plan to a Committee, all of whose members shall be "nonemployee directors," effective on and after the date of the first registration of an equity security of the Company under Section 12 of the Exchange Act. Any "nonemployee director" shall comply with the requirements of Rule 16b-3 of the Exchange Act as in effect at the relevant time and, to the extent necessary, Section 162(m) of the Code.

                  4. Types of Awards. Awards under the Plan may be granted in any one or a combination of (i) Incentive Stock Options, (ii) Nonqualified Stock Options, (iii) Stock Appreciation Rights, (iv) Stock Awards, and (vi) Performance Awards, each as described below (collectively, "Awards"). Each award shall be made pursuant to a written agreement between the Company and the Award recipient.

                  5.  Shares Reserved under the Plan.

                  (a) Subject to adjustment under Section 10 hereof, there is hereby reserved for issuance under the Plan one hundred thousand (100,000) shares of Common Stock of the Company, which may be authorized but unissued or treasury shares, plus any shares of Common Stock which as of the effective date of this Plan remain available for award under the Company's Incentive Stock Plan, as adopted by the Board on October 28, 1997 (the "Original Plan") and which have not been used as of the date this Plan is adopted. In addition, on the first day of each calendar year during the term of this Plan, beginning with the 2003 calendar year, the number of shares reserved for issuance under this Plan shall be increased by a number of shares equal to the excess of three percent (3%) of the aggregate number of shares of Common Stock outstanding on December 31st of the immediately preceding calendar year, over the number of shares remaining available for awards under this Plan as of such December 31st.

                  (b) If there is a lapse, expiration, termination or cancellation of any stock option granted under this Plan or the Original Plan prior to the issuance of shares in connection with such option, or if shares are issued under the Plan or the Original Plan in connection with an Award hereunder and thereafter such shares are reacquired by the Company, those shares may again be used for new benefits under the Plan. In addition, any shares exchanged by an optionee as full or partial payment of the exercise price under any Stock Option exercised under this Plan or the Original Plan, any shares retained by the Company pursuant to a participant's tax withholding election, and any shares covered by a benefit which is settled in cash shall be added to the shares available for benefits under the Plan. The Board shall determine the appropriate methodology for calculating the number of Shares available for issuance pursuant to the Plan. Notwithstanding the above, the maximum number of shares hereunder that may be issued pursuant to the exercise of Incentive Stock Options during the term of the Plan shall not exceed




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                           TAYLOR CAPITAL GROUP, INC.
                        2002 INCENTIVE COMPENSATION PLAN


seven hundred thousand (700,000) shares.

                  6. Stock Options. "Stock Options" will consist of awards from the Company, which will enable the holder to purchase a specific number of shares of Common Stock, at set terms and at a fixed purchase price. Stock Options may be "incentive stock options" within the meaning of Section 422 of the Code ("Incentive Stock Options") or Stock Options that do not constitute Incentive Stock Options ("Nonqualified Stock Options," and together with Incentive Stock Options, "Options"). The Board will have the authority to grant to any participant one or more Incentive Stock Options, Nonqualified Stock Options, or both types of Options. Each Option shall be evidenced by a written option agreement in such form and shall be subject to such terms and conditions as the Board may approve from time to time, including without limitation the following:

                  (a) Exercise Price. Each Option granted hereunder shall have such per-share exercise price as the Board may determine at the date of grant; provided, however, that the per-share exercise price for Incentive Stock Options shall not be less than 100% of the Fair Market Value of the Common Stock on the date the option is granted

                  (b) Payment of Exercise Price. The option exercise price may be paid by check or, in the discretion of the Board, by the delivery (or certification of ownership) of Common Stock of the Company then owned by the participant; provided, however, that payment of the exercise price by delivery of Common Stock of the Company then owned by the participant may be made only if such payment does not result in a charge to earnings for financial accounting purposes as determined by the Board. In the discretion of the Board, if shares of Common Stock are readily tradeable on a national securities exchange or other market system at the time of option exercise, payment may also be made by delivering a properly executed exercise notice to the Company together with a copy of irrevocable instructions to a broker to deliver promptly to the Company the amount of sale or loan proceeds to pay the exercise price. To facilitate the foregoing, the Company may enter into agreements for coordinated procedures with one or more brokerage firms.

                  (c) Exercise Period. Options granted under the Plan shall be exercisable at such times and subject to such terms and conditions as shall be determined by the Board; provided, however, that Incentive Stock Options shall not be exercisable more than 10 years after the date they are granted. All Options shall terminate at such earlier times and upon such conditions or circumstances as the Board shall in its sole discretion set forth in the option at the date of grant, including but not limited to limitations on exercisability following termination of the participant's employment or consulting relationship.

                  (d) Limitations on Incentive Stock Options. Incentive Stock Options may be granted only to participants who are employees of the Company or one of its subsidiaries (within the meaning of Section 424(f) of the Code) at the date of grant. The aggregate Fair Market Value (determined as of the time the option is granted) of the shares of Common Stock with respect to which Incentive Stock Options are exercisable for the first time by a participant during any





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                           TAYLOR CAPITAL GROUP, INC.
                        2002 INCENTIVE COMPENSATION PLAN


calendar year (under all option plans of the Company) shall not exceed $100,000. Incentive Stock Options may not be granted to any participant who, at the time of grant, owns stock possessing (after the application of the attribution rules of Section 424(d) of the Code) more than 10% of the total combined voting power of all classes of stock of the Company, unless the option price is fixed at not less than 110% of the Fair Market Value of the Common Stock on the date of grant and the exercise of such option is prohibited by its terms after the expiration of five years from the date of grant of such option.

                  (e) Redesignation as Nonqualified Stock Options. Options designated as Incentive Stock Options that fail to meet the requirements of
Section 422 of the Code shall be redesignated as Nonqualified Stock Options automatically without further action by the Board on the date of such failure to continue to meet the requirements of Section 422 of the Code.

                  (f) Limitation of Rights in Shares. The recipient of an Option shall not be deemed for any purpose to be a shareholder of the Company with respect to any of the shares subject thereto except to the extent that the Option shall have been exercised and, in addition, a certificate shall have been issued and delivered to the participant.

                  (g) Individual Limitation on Number of Shares. Following the date of the first registration of an equity security of the Company under
Section 12 of the Exchange Act, the maximum number of shares of Common Stock with respect to which Options may be granted during any calendar year to any one participant under this Plan shall not exceed two hundred thousand (200,000) shares, subject to adjustment as provided in Section 10.

                  7. Stock Appreciation Rights. "Stock Appreciation Rights" will consist of awards from the Company, which will entitle the holder to receive the appreciation in the Fair Market Value of the shares subject thereto up to a specified date or dates. The Board may, in its discretion, grant Stock Appreciation Rights to the holders of any Options granted hereunder. In addition, Stock Appreciation Rights may be granted independently of and without relation to Options. Each Stock Appreciation Right shall be subject to such terms and conditions consistent with the Plan as the Board shall impose from time to time, including the following:

                  (a) Each Stock Appreciation Right will entitle the holder to elect to receive the appreciation in the Fair Market Value of the shares subject thereto up to the date the right is exercised. In the case of a right issued in relation to an Option, such appreciation shall be measured from not less than the option price and in the case of a right issued independently of any Option, such appreciation shall be measured from not less than 90% of the Fair Market Value of the Common Stock on the date the right is granted. Payment of such appreciation shall be made in cash or in Common Stock, or a combination thereof, as set forth in the award.

                  (b) Each Stock Appreciation Right will be exercisable at the time and to the extent set forth therein, but no Stock Appreciation Right may be exercisable after the earlier of (i) the term of the related Option, if any, or
(ii) ten years after it was granted.

                  (c) Following the date of the first registration of an equity security of the





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                           TAYLOR CAPITAL GROUP, INC.
                        2002 INCENTIVE COMPENSATION PLAN


Company under Section 12 of the Exchange Act, the maximum number of shares of Common Stock with respect to which Stock Appreciation Rights may be granted during any calendar year to any one participant under this Plan shall not exceed two hundred thousand (200,000) shares, subject to adjustment as provided in
Section 10.

                  8. Stock Awards. "Stock Awards" will consist of Common Stock transferred to participants without other payments therefor as additional compensation for services to the Company. Stock Awards shall be subject to such terms and conditions as the Board determines appropriate, including, without limitation, restrictions on the sale or other disposition of such shares, restrictions requiring the forfeiture of shares to the Company upon termination of the participant's employment or service with the Company or one of its subsidiaries prior to satisfying a prescribed vesting schedule, or conditions requiring that the shares be earned in whole or in part upon the achievement of performance goals established by the Board over a designated period of time. The Board may require the participant to deliver a duly signed stock power, endorsed in blank, relating to the Common Stock covered by such an Award. The Board may also require that the stock certificates evidencing such shares be held in custody until the restrictions thereon shall have lapsed. The Stock Award shall specify whether the participant shall have, with respect to the shares of Common Stock subject to a Stock Award, all of the rights of a holder of shares of Common Stock of the Company, including the right to receive dividends and to vote the shares.

                  9.  Performance Awards.

                  (a) Performance Awards may be granted to participants at any time and from time to time, as shall be determined by the Board. The Board shall have complete discretion in determining the number, amount and timing of awards granted to each participant. Performance Awards may take such form as may determined by the Board, including without limitation, cash, awards of shares of Common Stock, performance units and performance shares, or any combination thereof. Performance Awards may be awarded as short-term or long-term incentives. The Board shall set performance goals at its discretion which, depending on the extent to which they are met, will determine the number and/or value of Performance Awards that will be paid out to the participants, and may attach to such Performance Awards one or more restrictions.

                  (b) Performance Awards under the Plan may be made subject to the attainment of one or more of the following performance goals, as determined by the Board: (i) earnings per share; (ii) net income or net operating income (before or after taxes and before or after extraordinary items); (iii) sales, revenues or expenses; (iv) cash flow return on investments which equals net cash flows divided by owners equity; (v) earnings before or after taxes; (vi) operating profits; (vii) gross revenues; (viii) gross margins; (ix) share price including, but not limited to, growth measures and total shareholder return);
(x) economic value added, which equals net income or net operating income minus a charge for use of capital; (xi) operating margins; (xii) market share; (xiii) revenue growth; (xiv) cash flow; (xv) increase in customer base; (xvi) return on equity, assets, capital or investment; (xvii) working capital; (xviii) net margin; and (xix) such




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                           TAYLOR CAPITAL GROUP, INC.
                        2002 INCENTIVE COMPENSATION PLAN


other performance criteria as may be determined by the Board in its sole discretion. Performance goals may be based upon Company-wide, subsidiary, divisional, project team, and/or individual performance. The Board shall have the authority at any time to make adjustments to performance goals for any outstanding Performance Awards which the Board deems necessary or desirable unless at the time of establishment of such goals the Board shall have precluded its authority to make such adjustments. However, the Board may not make any adjustment to a performance goal if such adjustment would result in increased compensation to a "covered employee" within the meaning of Section 162(m) of the Code.

                  (c) The maximum aggregate payout (determined as of the end of the applicable performance period) with respect to specific dollar-value target awards or performance units awarded in any one fiscal year to any one Participant shall be $1,000,000, and the maximum aggregate payout (determined as of the end of the applicable performance period) with respect to performance-based share awards or performance shares granted in any one fiscal year to any one Participant shall be two hundred thousand (200,000) shares of Common Stock, subject to adjustment as provided in Section 10.

                  (d) Payment of earned Performance Awards shall be made in accordance with terms and conditions prescribed by the Board. The participant may elect to defer, or the Board may require the deferral of, the receipt of Performance Awards upon such terms as the Board deems appropriate.

                  10. Adjustment Provisions.

                  (a) If the Company shall at any time change the number of issued common shares without new consideration to the Company (such as by stock dividend or stock split), the total number of shares reserved for issuance under the Plan, the maximum number of shares which may be made subject to Incentive Stock Options during the term of the Plan, the maximum number of shares which may be made subject to an Option, Stock Appreciation Right or Performance Award in any calendar year during the term of the Plan, and the number of shares covered by each outstanding Award shall be equitably adjusted and the aggregate consideration payable to the Company, if any, shall not be changed.

                  (b) In the event of any merger, consolidation or reorganization of the Company with or into another Company other than a merger, consolidation or reorganization in which the Company is the continuing Company and which does not result in the outstanding shares of Common Stock being converted into or exchanged for different securities, cash or other property, or any combination thereof, there shall be substituted, on an equitable basis as determined by the Committee, for each share of Common Stock then subject to an Award under the Plan, the number and kind of shares of stock, other securities, cash or other property to which holders of shares of Common Stock of the Company will be entitled pursuant to the transaction.

                  (c) Notwithstanding any other provision of this Plan, without affecting the number of shares reserved or available hereunder, the Board may authorize the issuance or




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                           TAYLOR CAPITAL GROUP, INC.
                        2002 INCENTIVE COMPENSATION PLAN


assumption of outstanding Awards under the Plan in connection with any merger, consolidation, acquisition of property or stock, or reorganization upon such terms and conditions as it may deem appropriate.

                  (d) In the event that another corporation or business entity is being acquired by the Company, and the Company assumes outstanding employee stock options and/or stock appreciation rights and/or the obligations to make future grants of options or rights to employees of the acquired entity, the aggregate number of shares of Common Stock available for Awards under this Plan shall be increased accordingly.

                  11. Nontransferability. Each Award granted under the Plan to a participant shall, unless otherwise set forth in the written Award, not be transferable otherwise than by will or the laws of descent and distribution, and shall be exercisable, during the participant's lifetime, only by the participant or, in the event of a participant's disability, by the participant's personal representative. In the event of the death of a participant, exercise of any Award or payment with respect to any Award shall be made only by or to the executor or administrator of the estate of the deceased participant or the person or persons to whom the deceased participant's rights under the benefit shall pass by will or the laws of descent and distribution. Notwithstanding the foregoing, at the discretion of the Board, a grant of an Option may permit the transfer thereof by the participant solely to members of the participant's immediate family or trusts or family partnerships or limited liability companies for the benefit of such persons, subject to such terms and conditions as may be established by the Board.

                  12. Other Provisions. Awards under the Plan may also be subject to such other provisions (whether or not applicable to the Award granted to any other participant) as the Board determines appropriate, including without limitation, provisions for the installment purchase of Common Stock under Stock Options, provisions for the installment exercise of Stock Appreciation Rights, provisions to assist the participant in financing the acquisition of Common Stock, provisions for the acceleration of exercisability or vesting and/or early termination of Awards in the event of a change of control of the Company, provisions for the payment of the value of Awards to participants in the event of a change of control of the Company, provisions for the forfeiture of, or restrictions on resale or other disposition of, Common Stock acquired under any form of Award, provisions to comply with Federal and State securities laws, or understandings or conditions as to the participant's employment in addition to those specifically provided for under the Plan.

                  13. Fair Market Value. Except as otherwise expressly provided in a written Award, for purposes of this Plan and any Awards hereunder, the "Fair Market Value" of a share of Common Stock shall be closing price of a share of the Company's Common Stock as reported on the Nasdaq National Market (or such other consolidated transaction reporting system on which such shares are primarily traded) on the date of calculation (or on the next preceding trading date if shares of Common Stock were not traded on the date of calculation); provided, however, that if shares of the Company's Common Stock are not at any time readily tradeable on a national securities exchange or other market system, "Fair Market Value" shall mean the




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                           TAYLOR CAPITAL GROUP, INC.
                        2002 INCENTIVE COMPENSATION PLAN


amount determined in good faith by the Board as the fair market value of shares of the Company.

                  14. Tenure. A participant's right, if any, to continue to serve the Company as an officer, employee, or otherwise, shall not be enlarged or otherwise affected by his or her designation as a participant under the Plan, nor shall this Plan in any way interfere with the right of the Company, subject to the terms of any separate employment agreement to the contrary, at any time to terminate such employment or to increase or decrease the compensation of the participant from the rate in existence at the time of the grant of an Award.

                  15. Withholding. All payments or distributions made pursuant to the Plan shall be net of any amounts required to be withheld pursuant to applicable federal, state and local tax withholding requirements. If the Company proposes or is required to distribute Common Stock pursuant to the Plan, it may require the recipient to remit to it an amount sufficient to satisfy such tax withholding requirements prior to the delivery of any certificates for such Common Stock. The Board may, in its discretion and subject to such rules as it may adopt, permit an optionee or award or right holder to pay all or a portion of the minimum required federal, state and local withholding taxes arising in connection with (a) the exercise of a Stock Option or a Stock Appreciation Right or (b) the receipt or vesting of Stock Awards or Performance Award, by electing to have the Company withhold shares of Common Stock having a Fair Market Value equal to the amount to be withheld.

                  16. Duration, Amendment and Termination. This Plan shall terminate upon the earlier of a termination by the Board or at such time as there shall be no remaining shares available for grant hereunder; provided however that no Incentive Stock Option shall be granted after June 20, 2012. Also, by mutual agreement between the Company and a participant hereunder, under this Plan or under any other present or future plan of the Company, Awards may be granted to such participant in substitution and exchange for, and in cancellation of, any Awards previously granted such participant under this Plan, or any other present or future plan of the Company. The Board may amend the Plan from time to time or terminate the Plan at any time, subject to any requirement of stockholder approval required by applicable law, regulation, or stock exchange rule. However, no action authorized by this Section 16 shall reduce the amount of any outstanding Award or adversely change the terms or conditions thereof without the participant's consent.

                  17. Governing Law. This Plan and actions taken in connection herewith shall be governed and construed in accordance with the laws of the State of Illinois (regardless of the law that might otherwise govern under applicable Illinois principles of conflict of laws).

                  18. Shareholder Approval. The Plan was adopted by the Board on June 20, 2002, subject to shareholder approval. The Plan and any Awards granted hereunder shall be null and void if shareholder approval is not obtained within twelve months of the date this Plan was adopted by the Board.




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